Exhibit 10.24

AMENDMENT NUMBER 1

TO THE FINISH LINE, INC.

NON-QUALIFED DEFERRED COMPENSATION PLAN

Pursuant to rights reserved under Section 7.07 of The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (Effective January 1, 2008) (the “Plan”), The Finish Line, Inc. hereby amends the Plan, effective as of January 1, 2008, as follows.

1. Section 3.02(a) of the Plan shall be amended and restated to read as follows:

“(a) Elections.    An Eligible Employee may make a Performance Bonus Deferral with respect to any Performance Bonus to be paid in the upcoming Plan Year by filing an appropriate deferral election on or before the date that is six months before the end of the performance period. A Performance Bonus Deferral election will be required with respect to each Performance Bonus plan. The Committee may prescribe such rules and requirements regarding Performance Bonus Deferral elections.”

2. All other terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF this Amendment Number 1 has been executed this 8th day of January, 2009.

The Finish Line, Inc.

Signature:	/s/ Bill Kirkendall
Printed Name:	Bill Kirkendall
Title:	Director, Chairman of Compensation and Stock Option Committee